Exhibit 99.1                                           Press Release

FOR IMMEDIATE RELEASE

RadNet Announces the acquisition of Ten Imaging Centers in New Jersey and New York from Medical Resources

•	Acquisition adds eight imaging centers in Northern New Jersey, one center in Southern New Jersey and once center in lower Westchester County, NY

•	Acquisition is an expansion of RadNet’s existing contiguous Mid Rockland operating region

•	Centers should add approximately $20 million in annual revenues

LOS ANGELES, California, April 20, 2009 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective diagnostic imaging services through a network of owned and operated outpatient imaging centers, today reported that it has completed the acquisition of the assets of Inter-County Imaging of Yonkers, NY from Medical Resources, Inc. and has signed a definitive asset purchase agreement with Medical Resources to acquire the assets of an additional nine imaging centers in New Jersey.  The completion of the acquisition of the nine additional centers in New Jersey is expected to close around May 31, 2009.

The ten facilities should add approximately $20 million of revenue to RadNet on an annualized basis.  RadNet is acquiring the assets, excluding working capital for a cash price of $2.65 million.  No debt or liabilities are being assumed.

Eight of the ten centers, which perform a combination of MRI, CT, Mammography, X-ray and other specialized procedures, are located within a half hour drive from RadNet facilities in its Rockland County, NY cluster.  The facility in Westchester County, NY is less than three miles from RadNet’s Tuckahoe, NY multi-modality facility.  In conjunction with the acquisitions, RadNet plans to contract with Diagnostic Radiology Associates, PA, a long-standing professional radiology group, to provide the professional medical interpretation at the New Jersey facilities.  The professional radiology services at the Yonkers facility will be provided by Hudson Valley Radiology Associates, RadNet’s existing contracted Radiology Group for its Rockland County, NY cluster of centers.

“The economics of this transaction are compelling, and further our stated goals of deleveraging our balance sheet and producing free cash flow.  By expanding our reach just south of our Rockland County cluster into Northern New Jersey, we create further opportunities for consolidation, market clout and cost savings.” said Dr. Howard Berger, President and Chief Executive Officer of RadNet.

“In addition to providing high-quality service at our facilities, we take great pride in providing our patients and referring physicians with outstanding radiology interpretation.  We accomplish this by contracting with radiology groups who contribute extraordinary skills and sub-specialist capabilities to our centers.  We are thrilled to begin the relationship with Diagnostic Radiology Associates, who is another example of such a radiology partner,” added Dr. Berger.

About RadNet, Inc.

RadNet, Inc. is a national market leader providing high-quality, cost-effective diagnostic imaging services through a network of 165 fully-owned and operated outpatient imaging centers.  RadNet’s core markets include California, Maryland, Delaware and New York.  Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 4,000 employees.  For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning RadNet’s ability to grow its contract management business, as well as RadNet's financial guidance, its statements regarding cost savings, its statements regarding increased business from new operations, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause RadNet's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K and Forms 10Q, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RadNet, Inc.
Mark Stolper, 310-445-2800
Executive Vice President and Chief Financial Officer

Integrated Corporate Relations, Inc.
John Mills, 310-954-1105
jmills@icrinc.com